Exhibit 107
Calculation of Filing Fee Tables
Form S-1
Proterra Inc

Table 1: Newly Registered and Carry Forward Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common Stock, par value $0.0001 per share(2)	Rule 457(a) and Rule 457(c)	879,167	$7.04(3)	$6,189,336(3)	$0.0000927	$574(4)
Total Offering Amounts					$6,189,336		$574
Total Fee Offsets							– (5)
Net Fee Due							$574

(1)    Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2)    Pursuant to Rule 429 under the Securities Act, this registration statement registers the issuance and sale of an additional 879,167 shares (the “Note Shares”) of common stock, par value $0.0001 per share (the “common stock”), issuable upon conversion of outstanding convertible promissory notes (the “convertible notes”). As discussed below, 25,437,033 Note Shares were previously registered by Proterra Inc (the “Registrant”) pursuant to a prior registration statement on Form S-1, as amended (File No. 333-257496) (the “Prior Registration Statement”). Pursuant to Rule 457(b) and Rule 429, no separate registration fee is payable with respect to the primary issuance of such 25,437,033 Note Shares because those shares were previously registered on the Prior Registration Statement.
(3)     Estimated solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the common stock on the Nasdaq Global Select Market on April 13, 2022 ($7.04 per share). This calculation is in accordance with Rule 457(c) of the Securities Act.
(4)    Calculated by multiplying the proposed maximum aggregate offering price of securities to be registered by 0.0000927.
(5)    The Registrant does not have any fee offsets.

Table 2: Combined Prospectuses(1)

Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
Equity	Common Stock, par value $0.0001 per share(2)	168,719,124	$2,768,680,825	S-1	333-257496	July 9, 2021
Other	Warrants to purchase common stock(3)	7,550,000	$—	S-1	333-257496	July 9, 2021
Equity	Common stock, par value $0.0001 per share(4)	21,424,994	$246,387,431	S-1	333-257496	July 9, 2021
Equity	Common stock, par value $0.0001 per share(5)	28,941,556	$322,971	S-1	333-257496	July 9, 2021

(1)Pursuant to Rule 457(b) and Rule 429, no separate registration fee is payable with respect to the primary issuance of such securities, as such securities were previously registered on the Prior Registration Statement.
(2)The number of shares of common stock of the Registrant’s common stock being registered for resale represents the sum of (i) 41,500,000 shares of common stock issued in a private placement; (ii) 6,797,072 shares of common stock issued in connection with the consummation of the Business Combination, in exchange for Class B ordinary shares originally issued in a private placement to ArcLight CTC Holdings, L.P. (the “Sponsor”); (iii) 112,872,052 shares of common stock issued or issuable to certain former stockholders and other security holders of Legacy Proterra (the “Legacy Proterra Holders”) in connection with or as a result of the consummation of the Business Combination, consisting of (a) 59,946,701 shares of common stock (the “Legacy Proterra Holder Shares”); (b) 25,437,033 Note Shares; (c) 3,421,902 shares of common stock issuable upon the exercise of certain warrants (the “Legacy Proterra warrants”); (d) 11,171,287 shares of common stock issuable upon the exercise of equity awards held by certain Legacy Proterra Holders; and (e) 12,895,129 shares of common stock that certain Legacy Proterra Holders have the contingent right to receive upon the achievement of certain stock price-based vesting conditions (the “Earnout Shares”); and (iv) 7,550,000 shares of common stock issuable upon the exercise of the private placement warrants (as defined below).
(3)The number of warrants being registered represents 7,550,000 warrants (the “private placement warrants”) issued in connection with the consummation of the Business Combination, in exchange for warrants originally issued in a private placement to the Sponsor.
(4)Represents 21,424,994 shares of common stock that may be issued upon the exercise of (i) 13,874,994 warrants to purchase common stock (the “public warrants”) and (ii) the private placement warrants.
(5)Represents (a) 3,504,523 shares of common stock that may be issued upon the exercise of the Legacy Proterra warrants and (b) 25,437,033 Note Shares that may be issued upon the conversion of the convertible notes.